UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2023

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Cityplace Drive, Suite 200, St. Louis, MO 63141
(Address of principal executive offices)

Registrant’s telephone number, including area code (323) 538-5799

_________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

                                                                                                                                         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2023, Verde Resources, Inc. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with Andre van Zyl (“AvZ”) & Green Carbon Industries Group of Companies (“GCI”), headquartered in Western Australia, to actively pursue and put in place a mutually agreeable and fully funded project venture in North America, through the Company to securely ring-fence, support, preserve and implement the existing and related Intellectual Property of both parties and their respective subsidiaries/representatives, as well as to fund and support ongoing and future Research and Developments.

The intended project venture will also be responsible to establish a phased implementation plan for modified, scaled Biochar and Construction Char operations, that will be paired with new Cold Bio Emulsion and Cold Bio Mix technology plant production operations to be established for the production of low CO2 footprint construction material in the territory of North America. Upon successful implementation of the project venture, there will be further option to expand operations throughout the continents of South America’s, APAC, Europe, and Africa.

This technology makes possible high duty road base and road wearing course installations with superior performance, utilizing more cost-effective local soils and gravels with extended life of road performance, and substantially lower maintenance activities and cost.

Pursuant to the MOU, the Company shall assume principal responsibility for delineating and executing a trajectory conducive to effectuating a transition from the U.S. Over-the-Counter (USOTC) market to the Nasdaq exchange.

Upon the confirmation of a minimum funding quantum of USD 2 million, to be procured by the Company, both AvZ and the Company shall engage the MOU as a foundational framework for consummating a mutually assented contract. Concurrently, AvZ shall assume the role of Chief Technology Officer (CTO) at the Company. This designation shall be accompanied by a pre-Nasdaq migration executive package, the validity of which shall persist until December 31, 2024. In tandem, an additional financial accumulation attaining a minimum threshold of USD 50 million, achieved via secondary offering during the Nasdaq Migration phase or through alternative mechanisms of capital procurement, shall act as a catalyst for the realization of a mutually concurred, elevated executive compensation arrangement. The elevated compensation package shall be activated or take precedence within the timeframe, should the successful secondary offering and Nasdaq migration occur prior to the specified date of December 31, 2024.

The term of the MOU shall become effective on August 7, 2023 and will remain in effect until modified or terminated by any one of the partners by mutual consent. In the absence of mentioned mutually acceptable agreements entered into for North America, by the authorized officials, this MOU shall end on December 31, 2024.

Item 7.01 Regulation FD Disclosure

On August 7, 2023, the Company issued a Press Release announcing a partnership with Green Carbon Industries (GCI) securing exclusive access to its Biochar-Asphalt intellectual property (IP) rights and the formalization of partnership with Puro.earth for engineered carbon removal. The Press Release is attached as an Exhibit to this filing.

2

Item 9.01 Financial Statements and Exhibits

The Memorandum of Understanding between Verde Resources, Inc. and Andre van Zyl & Green Carbon Industries Group of Companies and the Press Release are attached hereto as Exhibit 10.1 and 99.1.

10.1	Memorandum of Understanding
99.1	Press Release of Verde Resources, Inc. dated August 7, 2023

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
President and CEO

Date: August 10, 2023

4